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                                                                    EXHIBIT 23.3

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                                                               1129 Broad Street
                                                       Shrewsbury, NJ 07702-4314
ROBERT A. STANGER & CO., INC.
                                                                  (908) 389-3600
                                                             FAX: (908) 389-1751
 FINANCIAL AND MANAGEMENT CONSULTANTS
                                                                  (908) 544-0779
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CONSENT OF ROBERT A. STANGER & CO., INC.

    We hereby consent to (i) the inclusion of our Summary Portfolio Appraisal Report and opinion letter to IDS/Shurgard Income Growth Partners L.P., IDS/Shurgard Income Growth Partners L.P. II and IDS/Shurgard Income Growth Partners L.P. III as Appendix B and Appendix C to the Proxy Statement/Prospectus of Shurgard Storage Centers, Inc. ("SSCI") which is part of this Registration Statement on Form S-4, and (ii) all references made to our firm in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit and we disclaim we are experts for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Very truly yours,

ROBERT A. STANGER & CO., INC.

July 1, 1996